UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007 (August 1, 2007)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On August 1, 2007, the Remuneration Committee (the “Committee”) of the Board of Directors of Net 1 UEPS Technologies, Inc. (the “Company” or “Net1”), approved an award of 35,000 restricted shares of the Company’s common stock to Brenda Stewart, Senior Vice President of Sales and Marketing, and 30,000 restricted shares of the Company’s common stock to Nitin Soma, Senior Vice President of Information Technology. On August 7, 2007, the Committee approved additional awards of 40,000 restricted shares of Company common stock to each of Dr. Serge C.P. Belamant, Chief Executive Officer, and Herman Gideon Kotze, Chief Financial Officer. All of the awards of restricted shares were granted pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan.

     One-third of the award shares will vest on each of September 1, 2009, 2010 and 2011. Vesting of the award shares is conditioned upon each recipient’s continuous service through the applicable vesting date and the Company achieving the financial performance target set for that vesting date. Specifically, the financial performance targets shall be set based on a 20% increase, compounded annually, in fundamental earnings per share (diluted) (expressed in South African rand) (referred to hereafter as “Fundamental EPS”) above the Fundamental EPS for the fiscal year ended June 30, 2007; provided, however, that in the case of Dr. Belamant and Mr. Kotze, the annual required increase shall be 25% rather than 20%. For this purpose, Fundamental EPS are calculated by adjusting GAAP earnings per share (diluted) (as reflected in the Company’s audited consolidated financial statements) to exclude the effects related to the amortization of intangible assets, stock-based compensation charges, one-time, large, unusual expenses as determined in the discretion of the Committee, and assuming a constant tax rate of 30%. If the Fundamental EPS for the specified fiscal year do not equal or exceed the Fundamental EPS target for such year, no award shares will become vested or nonforfeitable on the corresponding vesting date. Any award shares that do not become vested and nonforfeitable because the Fundamental EPS target is not met for the specified fiscal year remain outstanding and are available to become vested and nonforfeitable as of a subsequent vesting date if the Fundamental EPS target for a subsequent fiscal year is met; provided that the recipient’s service continues through such subsequent vesting date. Any outstanding award shares that have not become vested and nonforfeitable as of September 1, 2011, will be forfeited by the recipient on September 1, 2011 and transferred to the Company for no consideration.

     The Fundamental EPS targets will be proportionately adjusted by the Committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. The Committee, in its sole discretion, may adjust the targets as it considers in good faith to be appropriate to reflect “extraordinary items” including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

     The foregoing description is qualified in its entirety by the Company’s form of Restricted Stock Agreement for Non-U.S. Employees (the “Restricted Stock Agreement”) which will be filed with the Company’s Form 10-K for the year ended June 30, 2007.

[remainder of page intentionally left blank; signature page follows]

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: August 14, 2007	By:	/s/ Dr. Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer